Exhibit 99.1

Shea Development Corp. and CaminoSoft Corp. Announce Planned Merger

DALLAS, Texas - September 6, 2007 - Shea Development Corp., (OTCBB: SDLP.OB), (“Shea”) an emerging leader in the business process management (“BPM”) and content delivery space, and CaminoSoft Corp. (OTCBB: CMSF.OB), (“CaminoSoft”) a developer and manufacturer of software solutions that address the storage, management, and safeguarding of vast quantities of data generated in a wide range of businesses and applications, today announced their intention to merge. Financial terms were not disclosed.

“We are excited to merge the two companies as we continue to execute our long term strategy to forge a leadership role in the BPM market,” said Frank Wilde, Chairman and Chief Executive Officer of Shea. “The addition of CaminoSoft to our business innovation platform will expand our technology offering by adding additional software components to our solution, new customers and partners, and incremental revenue and operating profit to our financials.”

Michael Skelton, Chief Executive Officer of CaminoSoft, said, “Combining forces with Shea provides a unique opportunity for CaminoSoft and our customers.  This merger will allow us to leverage Shea’s sales, support and services organizations to better serve our growing client base and meet their mission critical needs.  We are excited about joining our teams together and expanding our market presence.”

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Shea and CaminoSoft shareholders. The transaction is expected to close in the fourth quarter of 2007. Post closing, the Shea management team will assume responsibilities for the entire entity and leverage the products, customers and expertise brought to the combined entity by the CaminoSoft organization.

About Shea Development Corp.

Shea Development Corp. develops business  process automation (BPA) and business process management (BPM) software to integrate, assemble and optimize available IT assets to drive business process productivity, reliability and security. Shea is in the process of developing an innovative, enterprise class business integration platform that incorporates proven integration technologies with next generation capabilities into a real-time, on-demand solution that delivers a unique combination of efficiency, agility and control. Shea is an emerging leader in this industry and has a commitment to deliver tangible business value to its customers. Shea serves customers in the commercial and utility markets through its subsidiaries Bravera, Inc., Riptide Software, Inc. and its MeterMesh products business with offices in Reston, Virginia, Orlando, Florida and  Ft. Worth, Texas.  For more information about Shea and its subsidiaries visit www.bravera.com.

About CaminoSoft Corp.

CaminoSoft is a developer and manufacturer of software solutions that address the storage, management, and safeguarding of vast quantities of data generated in a wide range of businesses and applications. The company’s Information Lifecycle Management solutions for Microsoft Windows 2000/2003, Novell NetWare, and NetApp Filer environments include comprehensive administrative policies that allow organizations to reclaim storage resources, improve operational efficiency, and achieve regulatory compliance. CaminoSoft has established alliances with industry-leading technology partners, and markets its Storage Management and High Availability solutions worldwide through commercial distributors, value-added resellers, and systems integrators. For more information, visit www.caminosoft.com.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Shea operating history; the uncertainty of success of our acquisition strategy to grow the company; uncertainty of our ability to successfully integrate the acquired companies into Shea; dependence upon the federal, state and local agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; uncertainty of product development and acceptance; changes in the information technology spending trends; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Shea; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of threatened terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the business process automation and content delivery markets; the effects of inflation; changes in laws and regulations; changes in the company’s business plans; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company’s ability to attract and retain qualified personnel.

For a discussion of these and other risk factors, see the company’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Shea operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Shea’s business or events described in any forward-looking statements. Shea disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contact:

Shea Development Corp.

Rich Connelly, 214-594-2340

rich.connelly@bravera.com

or

The Blueshirt Group

Stacie Bosinoff, 415-217-7722

stacie@blueshirtgroup.com

Todd Friedman, 415-217-7722

todd@blueshirtgroup.com

© 2007 CaminoSoft Corp. CaminoSoft, the CaminoSoft logo and Managed Server HSM are trademarks of CaminoSoft Corp. All other brand and product names mentioned herein are trademarks or registered trademarks of their respective companies.